                                                                    EXHIBIT 12.1


               Computation of Ratio of Earnings to Fixed Charges



                                                                                                       Three Months Ended March 31,
                                       Inception to          Year Ended           Year Ended           ----------------------------
                                    December 31, 1996    December 31, 1997     December 31, 1998        1998                 1999
                                    ------------------   ------------------    -----------------       -------             --------
Net Loss                                 $ (1,167)            $(15,784)           $(64,727)            $(8,287)            $(28,807)
Extraordinary Charge                           --                   --               2,577                  --                2,935
Net Interest Expense                           61                3,133              18,964               2,253                9,138
Rent Expense (Interest Portion)                 9                  145                 424                  58                  160
                                         --------             --------            --------             -------             --------
          Earnings (as defined)            (1,097)             (12,506)            (42,762)             (5,976)             (16,574)

Interest Expense                               62                3,173              20,537               2,281                9,961
Rent Expense (Interest Portion)                 9                  145                 424                  58                  160
                                         --------             --------            --------             -------             --------
          Fixed Charges                        71                3,318              20,961               2,339               10,121

Ratio of Earnings to Fixed Charges             --                   --                  --                  --                   --



                                                                              Pro Forma
                                                              ---------------------------------------
                                                                  Year Ended       Three Months Ended
                                                              December 31, 1998      March 31, 1999
                                                              ------------------   ------------------
Net Loss                                                           $(91,828)           $(27,620)
Extraordinary Charge                                                     --                  --
Net Interest Expense                                                 44,505              10,886
Rent Expense (Interest Portion)                                         424                 160
                                                                   --------            --------
          Earnings (as defined)                                     (46,899)            (16,574)

Interest Expense                                                     46,078              11,709
Rent Expense (Interest Portion)                                         424                 160
                                                                   --------            --------
          Fixed Charges                                              46,502              11,869

Ratio of Earnings to Fixed Charges                                       --                  --



     The ratio of earnings to fixed charges is determined by dividing Earnings (defined as the sum of net loss before net interest expense and a portion of rent expense representative of interest) by Fixed Charges (defined as the sum of interest expense and such portion of rent expenses). For the periods ended December 31, 1996, 1997 and 1998 and the three month periods ending March 31, 1998 and 1999, the deficiency of earnings to fixed charges was $1,168, $15,824, $63,723, $8,315 and $26,695, respectively. On a pro forma basis, for the year ended December 31, 1998 and the three month period ended March 31, 1999, the deficiency of earnings to fixed charges was $93,401 and $28,443, respectively.